UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Retractable Technologies, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RETRACTABLE TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 9, 2011

To the Shareholders of Retractable Technologies, Inc.:

You are cordially invited to attend Retractable Technologies, Inc.’s 2011 Annual Meeting of shareholders.  The Annual Meeting will be held at 10:00 a.m. Central time on September 9, 2011 at the Little Elm Town Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068.

Further information regarding the Annual Meeting is set forth in the attached Proxy Statement, which was first delivered to security holders on July 28, 2011.

At this year’s Annual Meeting, you will be asked to elect three Class 1 Directors.

We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented.  We urge you to read the Proxy Statement carefully and to vote in accordance with the Board of Directors’ recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

Thank you for your continued support.

Sincerely,

THOMAS J. SHAW CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

RETRACTABLE TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 9, 2011

Retractable Technologies, Inc.

511 Lobo Lane

Little Elm, TX 75068-0009

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 9, 2011

The Board of Directors of Retractable Technologies, Inc. solicits the enclosed proxy for the Annual Meeting to be held at the Little Elm Town Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068, on the 9th day of September, 2011, at 10:00 a.m., Central time, and for any adjournment thereof.

A Notice of Internet Availability of Proxy Materials and other appropriate proxy materials (to those requesting paper copies) were mailed to shareholders on July 28, 2011.

What is the purpose of the Annual Meeting?

The Board of Directors is asking you to vote on the election of three Class 1 Directors.

VOTING INFORMATION

How do I vote?

You may vote your shares in any of the following four ways:

Vote in Person

At the meeting, you may deliver your ballot to the Inspector of Elections.  To obtain directions, please call the Company at (888) 806-2626.

Vote by Internet

To vote now by internet, go to www.proxyvote.com.  Have the 12-digit control number available and follow the instructions.

Vote by Mail

You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote by Phone

You can vote by phone by calling 1-800-690-6903.  Have the 12-digit control number available and follow the instructions.

Your 12-digit control number is located in a box with an arrow pointing to it on the enclosed proxy card or the Notice of Internet Availability of Proxy Materials.  If you received more than one Notice or proxy card, this means you, or persons with whom you share an address, have more than one account.  If you do not plan to vote in person, we encourage you to vote using all your proxy cards and/or control numbers.

Who may vote?

All shareholders of record of Common Stock on July 11, 2011, the record date, are entitled to vote.

May I change my vote?

You may change your vote even after you have submitted your proxy by (1) voting again by Internet or telephone; (2) sending a written statement revoking your proxy to the Secretary of the Company; (3) submitting a properly signed proxy with a later date; or (4) voting in person at the Annual Meeting.

How does the Board recommend I vote?

The Board of Directors recommends a vote “For All” in the election of Class 1 Directors.

If appointed by you, the proxy holders will vote your shares as you direct with regard to the matters described in this Proxy Statement.  In the absence of your direction, they will vote your shares as recommended by the Board of Directors.  Unless you indicate otherwise, the proxy holders are also authorized to vote your shares on any matters that are not known by the Board of Directors as of the date of this Proxy Statement and that may be properly presented for action at the Annual Meeting.

What if I do not provide voting instructions to my broker?

If you are a beneficial owner and do not provide voting instructions to your broker, your broker will no longer be permitted to vote on your behalf for the election of directors.  For your vote to be counted, you need to communicate your voting decisions to your broker, bank, or other financial institution as soon as possible before September 9, 2011.

How many votes are required?

For the election of Directors, a plurality is required for the election of each nominee.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock entitles the holder to one (1) vote per share.  On July 11, 2011, there were 24,020,136 outstanding shares of Common Stock.

Abstentions will be considered present for purposes of calculating the vote but will not be considered to have been voted in favor of the matters voted upon, and broker non-votes will not be considered present for purposes of calculating the votes.

Are there any special attendance requirements for attending the meeting in person?

If you are a record owner of Common Stock or a beneficial owner of Common Stock with a “legal proxy,” there are no special attendance requirements to attend the meeting in person.  If you are a beneficial owner of Common Stock, you may contact your broker or other person holding your shares to request a “legal proxy.”

Who pays the expenses incurred in connection with the solicitation of proxies?

The Company will pay the cost of soliciting proxies.  In addition to the use of the mails, proxies may be solicited by the Directors, Officers, and employees of the Company without additional compensation, by personal interview, telephone, or other means of electronic communication.  Arrangements also may be made with brokerage firms and other custodians, dealers, banks, and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners.  Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses.

Who may I contact with questions?

Shareholders with questions (including regarding directions) are encouraged to contact the Company’s Chief Financial Officer, Mr. Douglas W. Cowan, at 511 Lobo Lane, Little Elm, Texas 75068, or by telephone at (888) 806-2626.

PROPOSAL
THE ELECTION OF THREE CLASS 1 DIRECTORS

The Board of Directors has determined that the Board shall be comprised of seven members.  The seven members are divided into two classes currently consisting of three Class 1 members and four Class 2 members.  The Company has nominated Steven R. Wisner, Marco Laterza, and Amy Mack to serve as Class 1 Directors.  All nominees currently serve as Class 1 Directors.  Generally, Directors serve for two year terms.  If the nominees are elected, the Class 1 Director nominees will hold office until the 2013 annual meeting, when their respective successors are elected and qualified, or upon their earlier retirement, resignation, or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” IN THE ELECTION OF CLASS 1 DIRECTORS.

The biographies below describe the qualifications, experience, attributes, and skills that led the Board to determine that it is appropriate for each person to continue to serve as a Director.

THOMAS J. SHAW

Founder, Chairman of the Board, President, Chief Executive Officer, and Class 2 Director

Director since our inception

Qualifications, Experience, Attributes, and Skills: Mr. Shaw, age 60, oversees our Management and leads our design team in product development of other medical safety devices that utilize, among other things, his unique patented friction ring technology.  Mr. Shaw has extensive experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges.  He has been granted multiple patents and has additional patents pending.  Mr. Shaw has deep knowledge of the strengths and weaknesses of our products (as their primary inventor) and of the Company (as its Founder).  Further, his strategic knowledge of the Company and its competitive environment arising from his ongoing services as its CEO is vital to the successful supervision of the Company by the Board of Directors.  Finally, Mr. Shaw’s educational background in both Engineering and Accounting is helpful to Board deliberations.

DOUGLAS W. COWAN

Vice President, Chief Financial Officer, Treasurer, Principal Accounting Officer, and Class 2 Director

Director since 1999

Qualifications, Experience, Attributes, and Skills: Mr. Cowan, age 68, is responsible for our financial, accounting, risk management, and forecasting functions.  Mr. Cowan has a lead role in supervising all internal control and disclosure control procedures and statements.  He also serves as the primary contact for investors which enables him to bring their concerns to the Board on appropriate topics as they arise.  His expertise as a CPA and experience as the Company’s CFO allow him to guide the Board, upon request, with regard to financial matters.

STEVEN R. WISNER

Executive Vice President, Engineering & Production and Class 1 Director

Nominee for Class 1 Director

Director since 1999

Qualifications, Experience, Attributes, and Skills: Mr. Wisner, age 54, is responsible for the management of engineering, production, Chinese operations, quality assurance, information technology, and international sales.  He has extensive experience in operational management.  His role in overseeing all engineering, production, and foreign sales allows him to provide timely and insightful guidance regarding the effect of Board decisions on the Company’s abilities to meet its goals.  Mr. Wisner has extensive experience in product design, development, and manufacturing.

MARCO LATERZA

Nominee for Class 1 Director

Director since 2005

Qualifications, Experience, Attributes, Skills, and Principal Occupation: Mr. Laterza, age 63, is a CPA in active practice and has decades of experience in advising individuals and entities with regard to corporate planning and financial issues.  Such skills and experience are valuable in his role as the designated financial expert on the Audit Committee and enable him to provide valuable independent accounting advice to the Board.  Since 1988, Mr. Laterza has owned and operated a public accounting practice.  His practice includes corporate, partnership and individual taxation, compilation/review of financial statements, financial planning, business consulting, and trusts and estates. From 2004 to the present, Mr. Laterza has also served as the Treasurer for EZ Blue Software Corporation, a private software company.  Since 2009, Mr. Laterza has served as Vice President of SpectraComp, Corp., a private holding company.  Formerly, Mr. Laterza was employed in a number of positions from 1977 to 1985 with El Paso Natural Gas Company eventually serving as its Director of Accounting.

AMY MACK

Nominee for Class 1 Director

Director since 2007

Qualifications, Experience, Attributes, Skills, and Principal Occupation: Amy Mack, age 43, has experience as a nurse (the primary retail user of our products) as well as experience in running her own company.  Since 2000, she has been the Secretary of EmergiStaff & Associates, a nursing agency, in Dallas, Texas.

MARWAN SAKER

Class 2 Director

Director since 2000

Qualifications, Experience, Attributes, Skills, and Principal Occupation: Marwan Saker, age 56, has experience in international business as well as expertise in issues relating to international distribution.  Mr. Saker’s experience as a business owner competing internationally provides additional necessary insight to our Board.  Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., a private international trade company.  Since 1986, he has served as President of International Exports & Consulting, Inc., a private export management company acting as sales representative, master franchisee and franchise consultant developing Middle East markets for numerous U.S. manufacturers in agriculture, fast food, home, and contract furnishing industries.  Since 1995, he has served as Manager of Hanneke Corp., a private trust.  Since 2000, he has served as a Member of My Investments, LLC, a private entity.  Since 2002, he has served as President of Saker Investments, Inc., a private investment company.  He is also President of Figland Development, a private real estate development company.  Mr. Saker has acted as a representative for U.S. companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa.  Mr. Saker was instrumental in developing successful partnerships in more than 15 countries.

CLARENCE ZIERHUT

Class 2 Director

Director since 1996

Qualifications, Experience, Attributes, Skills, and Principal Occupation: Clarence Zierhut, age 83, has a lifetime of experience in conception and development of innovative products as well as experience in adapting such products to address mass production issues.  During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide in virtually every field of manufacturing, and has won many international awards for design excellence.  His clients have included Johnson & Johnson, Abbott, Gould, and McDonnell Douglas.

Information regarding our non-Director executive officers is as follows.

Name	Title	Age
Kathryn M. Duesman	Executive Director, Global Health	48
Russell B. Kuhlman	Vice President, Sales	57
Michele M. Larios	Vice President, General Counsel, and Secretary	45
Lawrence G. Salerno	Director of Operations	50

All of the above-named executives have served in the indicated positions for the past five years.

Family Relationships

There are no family relationships among the above persons except that Mr. Salerno is the brother of a 5% shareholder (and consultant to the Company) who ceased to be a 10% shareholder in 2008.

Directorships in Other Public Companies

No Directors hold Directorships in reporting companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our Common Stock and our other equity securities.  Officers, Directors, and greater than 10% shareholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) reports they file.  On February 22, 2011, Steven R. Wisner filed a late Form 5 relating to a transaction on December 2, 2010.  On March 2, 2011, Suzanne M. August filed a late Form 4 relating to a transaction on October 28, 2009.  All of our other Directors, executive officers, and 10% shareholders filed all reports timely.

CORPORATE GOVERNANCE

The Board of Directors has the responsibility for establishing corporate policies and for our overall performance, although it is not involved in day-to-day operations.  Currently, a majority (four of seven) of the Directors serving on our Board of Directors are independent Directors as defined in Section 803 of the Company Guide of the NYSE Amex.  Our current independent Directors are Clarence Zierhut, Marwan Saker, Marco Laterza, and Amy Mack.

The Board of Directors, in reviewing the independence of its members, further considered the fact that we paid Ms. Mack’s company $9,940 in 2009 and $20,350 in 2010 for conducting clinical trials.  As of July 11, 2011, no such payments have been made this year.  The Board of Directors determined that her independence was not compromised by such transactions.

BOARD OF DIRECTORS

The Board of Directors meets quarterly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval.  It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board of Directors met seven times.  No directors, other than Amy Mack, attended fewer than 75% of the aggregate of meetings of the Board of Directors and the Committees on which he served in 2010.  The Board of Directors has established standing Audit, Compensation and Benefits, and Nominating Committees.  Each Committee has a written charter, which is available on our website, www.vanishpoint.com.

We have a policy encouraging Board members’ attendance at Annual Meetings.  All of the seven members of the Board attended the 2010 Annual Meeting.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s leadership structure combines the roles of the Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”).  We believe it is in the shareholders’ best interests for Thomas J. Shaw to serve in this dual role as CEO and Chairman.  This structure fosters an important unity of leadership between the Board and the Company and enables the Board to organize its functions and conduct its business in the most efficient and effective manner.  As founder of the Company and primary inventor of our products, Thomas J. Shaw has a unique understanding of our operations and the monopolistic environment in which we operate, which understanding is necessary to perform the dual role of CEO and Chairman.

We have no lead independent director due to the relatively small size of the Board and due to the fact that the independent directors currently carry out their responsibilities effectively.

The primary responsibility for the identification, assessment, and management of the various risks that we face belongs with Management.  The Board oversees these risks.  For instance, at every meeting, the Board reviews the principal factors influencing our operating results, including the competitive environment and ongoing litigation, and discusses with our executive officers the major events, activities, and changes affecting the Company.  The oversight of risks also occurs at the committee level.  For instance, pursuant to its charter, the Audit Committee is charged with reviewing and discussing financial risk exposures with Management and the measures Management has taken to monitor and control such exposures.  Our Chairman, because of his dual role as CEO, is able to ensure that risks facing the Company are appropriately brought to the Board and/or its committees for their review.

AUDIT COMMITTEE

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company.  The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s auditors and the performance of the annual audit and interim reviews of the Company’s financial statements by the independent auditors.  The Audit Committee also provides an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.  The Audit Committee met a total of nine times in 2010.  The members of the Audit Committee are independent as defined by the listing standards of the NYSE Amex.  The Audit Committee consists of Marco Laterza, Marwan Saker, and Clarence Zierhut.  Marco Laterza currently serves as its designated Audit Committee Financial Expert.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with Management.  The Audit Committee has discussed with the independent auditors, CF & Co., L.L.P. (“CF & Co.”), the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from CF & Co. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions with CF & Co., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K and Form 10-K/A for the year ended 2010 for filing with the Commission.

MARCO LATERZA
MARWAN SAKER
CLARENCE ZIERHUT

NOMINATING COMMITTEE

The Nominating Committee assists the Board of Directors by identifying qualified candidates for Director positions, recommending Director nominees for the annual meetings, recommending candidates for election by the Board of Directors to fill vacancies on the Board, and recommending Director nominees for Committees upon request of the Board. The Nominating Committee met one time in 2010.  The Nominating Committee consists of Marwan Saker, Marco Laterza, and Clarence Zierhut.  All members of our Nominating Committee are independent as defined by the NYSE Amex’s listing standards.

Director Nomination Policies

It is the policy of the Nominating Committee to consider all bona fide candidates recommended by shareholders for nomination for election to the Board. The Committee considers such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner.

Nominees properly submitted by any shareholder will be considered for recommendation by the Nominating Committee to the Board of Directors and for recommendation by the Board to the shareholders in our Proxy Statement. The procedure to be followed by shareholders in submitting such recommendations for the next Annual Meeting is set forth in detail herein in the section entitled “DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2012.”

We establish, through our Nominating Committee, selection criterion that identifies desirable skills and experience for prospective Board members, including those properly nominated by shareholders.  The Nominating Committee has no formal policy with regard to the consideration of diversity in identifying nominees for director.  The Nominating Committee and Board broadly define diversity to include diversity of professional experience and viewpoint, as well as diversity of race, gender, nationality, and ethnicity.  The Board, with the assistance of the Nominating Committee, selects potential new Board members using the criteria and priorities established from time to time based upon the needs of the Company.  The composition, skills, and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

At a minimum, recommended nominees by the Nominating Committee for service on the Board must be well regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with our business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors.  The Nominating Committee will also consider such qualities as independence from the Company.  Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

The Nominating Committee considers nominees recommended by Board members, Management, and the shareholders.  It is further empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

The Class 1 Director nominees herein were recommended by the Nominating Committee and unanimously approved by the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee has authority over the following responsibilities: discharging the Board of Directors’ responsibilities relating to the compensation of our executive officers and Directors; preparing, if necessary, an annual report on compensation and such other reports that may be required; and administering our equity and other incentive compensation plans.  Changes in the amount and/or form of compensation to executive officers are not generally pursued unless first proposed by Management.  The committee’s authority may not be delegated except back to the full Board of Directors.  The Company has not retained a compensation consultant since 2003.

The Compensation and Benefits Committee met three times during 2010.  The Compensation and Benefits Committee currently consists of Marco Laterza, Clarence Zierhut, and Amy Mack.  All members of our Compensation and Benefits Committee are independent as defined by the NYSE Amex listing standards.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established a Disclosure Representative Policy and a standing Disclosure Representative position. It is our policy that the Disclosure Representative serves as the primary contact for shareholders and others desiring to communicate directly with the Board of Directors.  It is further our policy that all communications addressed to the Board of Directors or the Disclosure Representative are sent to all Board members.  The current Disclosure Representative is Mr. Marco Laterza. Communications intended for the Board of Directors should be in writing, addressed to the attention of the “Disclosure Representative” or Mr. Marco Laterza, and sent to 511 Lobo Lane, Little Elm, Texas 75068-0009.

Periodically, shareholders contact our Chief Financial Officer, Mr. Douglas Cowan, who responds to questions individually unless the question is directed to the full Board of Directors or the Disclosure Representative.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 11, 2011, for each person known by us to own beneficially 5% or more of the voting capital stock.  Except pursuant to applicable community property laws, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares, except as noted below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock
	Thomas J. Shaw(2) 511 Lobo Lane P.O. Box 9 Little Elm, TX 75068-0009	14,609,035	53.9%

	Suzanne M. August(3) 5793 Lois Lane Plano, TX 75024	3,800,000	15.8%

	Lillian E. Salerno(4) 432 Edwards Lewisville, TX 75067	1,856,000	7.7%

	Lloyd I. Miller, III(5) 4550 Gordon Drive Naples, FL 34102	1,255,975	5.2%

	ROI Capital Management, Inc., Mark T. Boyer, and Mitchell J. Soboleski(6) 300 Drakes Landing Road, Suite 175 Greenbrae, CA 94904	1,197,374	5.0%

Class B Stock

	Thomas J. Shaw	80,000	3.5%
	Lillian E. Salerno	12,500	<1%

(1)           The Percent of Class is calculated for the Common Stock class by dividing each beneficial owner’s Amount of Beneficial Ownership, as shown in the table above, by the sum of the total outstanding Common Stock (24,020,136 shares) plus that beneficial owner’s stock equivalents (options and/or preferred stock), if any.  The Percent of Class is calculated for the Class B stock by dividing each beneficial owner’s Amount of Beneficial Ownership, as shown in the table above, by the total outstanding Class B shares (2,279,016 shares).

(2)           3,000,000 of the shares identified as Common Stock are shares acquirable through the exercise of a stock option.  80,000 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock.  2,800,000 of the shares are owned by Ms. Suzanne August (see footnote 3) but are controlled by Mr. Shaw pursuant to a Voting Agreement.  These shares are permanently controlled by Mr. Shaw until such time as they are sold by Ms. August.  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.  Mr. Shaw has investment power over 1,000,000 shares of Common Stock as Trustee pursuant to trust agreements for the benefit of family members.  Ms. August has voting control over such shares as Special Trustee (see footnote 3).  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.

(3)           Ms. August’s 2,800,000 shares are controlled by Mr. Thomas J. Shaw pursuant to a Voting Agreement.  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.  Ms. August has voting control over 1,000,000 shares of Common Stock as Special Trustee pursuant to trust agreements for the benefit of family members.  Mr. Shaw has investment power over such shares as Trustee.  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.

(4)           12,500 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock and 25,000 shares identified as Common Stock are shares which are obtainable by the exercise of a stock option.

(5)           The number of shares held by this person was obtained from a Schedule 13G/A filed on February 9, 2011.  Pursuant to the Schedule 13G/A, Lloyd I. Miller, III has sole voting and dispositive power for 303,300 of the shares, and shared voting and dispositive power for 952,675 shares.

(6)           The number of shares held by these persons was obtained from a Schedule 13D filed on August 23, 2010.  Pursuant to Schedule 13D, these persons have sole voting and dispositive power for all reported shares which are held in advisory accounts of ROI Capital Management, Inc.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 11, 2011, for each Named Executive Officer specified by Item 402 of Regulation S-K (i.e., our CEO, CFO, and three other highest paid officers) and Director of the Company.  Except pursuant to applicable community property laws or as otherwise discussed below, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock
As a Group	Named Executive Officers and Directors	15,906,935	59.2%
As Individuals	Thomas J. Shaw(2)	14,609,035	53.9%
	Marwan Saker(3)	445,500	1.8%
	Michele M. Larios(4)	261,000	1.1%
	Douglas W. Cowan(5)	200,000	<1%
	Steven R. Wisner(6)	129,450	<1%
	Russell B. Kuhlman(7)	89,450	<1%
	Clarence Zierhut(8)	62,500	<1%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
	Marco Laterza(9)	60,000	<1%
	Amy Mack(10)	43,828	<1%
Class B Stock
As a Group	Named Executive Officers and Directors	435,000	19.1%
As Individuals	Thomas J. Shaw	80,000	3.5%
	Marwan Saker	355,000	15.6%

(1)           The Percent of Class is calculated for the individuals holding Common Stock by dividing each beneficial owner’s Amount of Beneficial Ownership, as shown in the table above, by the sum of the total outstanding Common Stock (24,020,136 shares) plus that beneficial owner’s stock equivalents (options and/or preferred stock), if any.  The Percent of Class is calculated for the “As a Group” rows by totaling all of the Percent of Class percentages appearing in the chart for individuals for each relevant class.  The Percent of Class is calculated for the Class B stock by dividing each beneficial owner’s Amount of Beneficial Ownership, as shown in the table above, by the total outstanding Class B shares (2,279,016 shares).

(2)           3,000,000 of the shares identified as Common Stock are shares acquirable through the exercise of a stock option. 80,000 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock.  2,800,000 of the shares are owned by Ms. Suzanne August  but are controlled by Mr. Shaw pursuant to a Voting Agreement.  These shares are permanently controlled by Mr. Shaw until such time as they are sold by Ms. August.  These shares are included in calculating Mr. Shaw’s percentages in the above table. Mr. Shaw has investment power over 1,000,000 shares of Common Stock as Trustee pursuant to trust agreements for the benefit of family members.  These shares are included in calculating Mr. Shaw’s percentages in the above table.

(3)           355,000 shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock. The shares are held as follows: Saker Investments holds 15,500 shares of Series IV Class B Convertible Preferred Stock and 25,000 shares of Series V Class B Convertible Preferred Stock, Sovana Cayman Islands, Inc. holds 300,000 shares of Series IV Class B Convertible Preferred Stock, and My Investments Co. LLC holds 14,500 shares of Series IV Class B Convertible Preferred Stock. Mr. Saker is an Officer or Director and shareholder for each of these companies. The remaining 90,500 shares identified as Common Stock are shares currently obtainable through the exercise of options held by Mr. Saker.

(4)           250,000 of these shares identified as Common Stock are shares acquirable by the exercise of stock options.  1,000 of the shares identified as Common Stock are owned by Ms. Larios’ children.

(5)           These shares are acquirable by the exercise of stock options.

(6)           124,200 of these shares are acquirable by the exercise of stock options.

(7)           88,450 of these shares identified as Common Stock are shares acquirable by the exercise of stock options.

(8)           These shares are acquirable by the exercise of stock options.

(9)           50,000 of these shares identified as Common Stock are shares acquirable by the exercise of stock options.

(10)         These shares are acquirable by the exercise of stock options.

There are no arrangements, the operation of which would result in a change in control of the Company, other than:

1. Ms. August’s shares shall cease to be controlled by Mr. Shaw under their Voting Agreement upon their sale to a third party; and

2. Mr. Shaw was granted an option for the purchase of 3,000,000 shares of Common Stock.  Mr. Shaw is able to control 53.9% of the currently outstanding shares of the Common Stock and would control 45.4% of the Common Stock assuming the exercise of all outstanding options and conversion of all outstanding preferred shares and convertible loans.

Certain Relationships and Related Transactions

We believe that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  In accordance with our Audit Committee Charter, the Audit Committee has reviewed and approved all related party transactions.  In particular, the Audit Committee reviews all proposed transactions where the amount involved meets or exceeds $120,000.

Thomas J. Shaw, our President and Chief Executive Officer, beneficially owned 32.2% of the outstanding Common Stock (and controlled another 15.8% pursuant to a Voting Agreement with Ms. Suzanne August and trust agreements for the benefit of family members) as of July 11, 2011.  In 1995, Mr. Shaw was paid a licensing fee of $500,000 (amortized over 17 years) by us for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute retractable medical safety products.  A royalty of 5% of gross sales of all licensed products sold to customers over the life of the Technology Licensing Agreement is paid.  Of this royalty, Ms. Suzanne August, the former spouse of Mr. Shaw, is entitled to $100,000 per quarter.  Mr. Shaw receives the remainder of this royalty.  Royalties of $2,552,095 and $1,183,883 were paid to Thomas J. Shaw in 2010 and 2009, respectively.  Ms. August received $400,000 in 2010 and 2009.  Royalties of $1,746,907 were paid to Mr. Shaw and Ms. August from January 1, 2011 through July 11, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

The Objectives of Our Compensation Plan

Our executive officer compensation program (the “Compensation Program”) is based on the belief that competitive compensation is essential to attract, retain, motivate, and reward highly qualified and industrious executive officers.  Our Compensation Program is intended to accomplish the following:

attract and retain highly talented and productive executive officers;

provide incentives and rewards for superior performance by the executive officers; and

align the interests of executive officers with the interests of our stockholders.

What the Compensation Program Is Designed to Award

Our Compensation Program is designed to award both superior long-term performance by our executive officers and their loyalty.

Summary of Each Element of Compensation

To achieve these objectives, the Compensation and Benefits Committee has approved an executive officer compensation program that consists of four basic components:

base salary;

short-term incentive compensation in the form of cash bonuses;

periodic long-term incentive compensation in the form of stock options; and

medical, life, and benefit programs (which are generally available on the same terms to all employees).

Why We Choose to Pay Each Element of Our Compensation Program

Base Salary

We choose to pay a significant component of our compensation in base salary due to the fact that our financial performance is constrained by the monopolistic activities of Becton, Dickinson and Company (“BD”).  Until such time as we believe that we have access to the market, we believe that it is appropriate to weigh our Compensation Program heavily in favor of base salaries rather than in incentive compensation.

Cash Bonuses

From time to time and when our cash reserves allow, we grant cash bonuses in order to reward significant efforts or the accomplishment of short term goals.  The Compensation and Benefits Committee granted such bonuses in 2010 to certain executive officers in recognition of the time and effort expended by such executive officers which led to the settlement agreement with Abbott Laboratories and Hospira, Inc.  The preparation for the trial and ultimate settlement was an extraordinary time commitment for the executive officers to whom bonuses were granted and resulted in a total of approximately $14 million payable to us over time.  Thomas J. Shaw declined any bonus.

Prior to 2010, the last bonuses were granted in 2003.

Long-Term Incentives: Stock Options

Long-term incentives are provided through grants of stock options.  The grants are designed to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the Company.

How We Determine the Amount or Formula for Payment in Light of Our Objectives

Executive compensation remains the same until there is a review of such compensation by the Compensation and Benefits Committee.  Compensation, other than that of the Chief Executive Officer, has generally not been reviewed annually.  Under the terms of Mr. Shaw’s employment agreement, his compensation is reviewed annually.

Base Salary

The base salary for each of our executive officers is subjectively determined primarily on the basis of the following factors: experience, individual performance, contribution to our performance, level of responsibility, duties and functions, salary levels in effect for comparable positions within and without our industry, and internal base salary comparability considerations.  However, salaries can also be affected by our long-term needs.

These base salaries are reviewed periodically and may be adjusted based upon the factors discussed in the previous paragraph, as well as upon individual performance during the previous fiscal year, changes in the duties, responsibilities and functions of the executive officer, and general changes in the compensation peer group in which we compete for executive talent.  The relative weight given to each of these factors in the Compensation and Benefits Committee’s recommendation differs from individual to individual, as the Compensation and Benefits Committee deems appropriate.

Beginning August 1, 2009, all employees above a certain salary level had their salaries reduced by 10%.  Although certain salary reductions remain in place, we granted payments to our employees to offset such salary reductions in the first and third quarters of 2010.  All Executive Officers’ and other employees’ salaries continue to be reduced by 10% from the levels prior to August 2009.  However, Mr. Shaw’s Employment Agreement provides salary is automatically increased by the percentage increase in the consumer price index (“CPI”) from the previous year.  The Compensation and Benefits Committee decided to increase Mr. Shaw’s salary (which has also been cut by 10%) by $6,421 over his 2010 salary for 2011.

Cash Bonuses

The bonuses, when paid, are paid on a discretionary basis as determined by the Compensation and Benefits Committee.  Factors considered by the Compensation and Benefits Committee include personal performance, level of responsibility, and the factors used in determination of base salary as stated above, except with a greater focus on the prior fiscal year.  The Compensation and Benefits Committee also considers our need to retain cash in deciding whether to grant cash bonuses.

Long-Term Incentive: Stock Options

We have issued stock options to our employees from time to time and may do so in the future.  We did not issue any stock options in 2010.  We issued new options under the 2008 Stock Option Plan to purchase an aggregate of 962,683 shares of Common Stock in exchange for the cancellation of tendered options pursuant to an Exchange Offer in 2008.  We issued incentive stock options (“ISOs”) for the purchase of 269,956 shares of Common Stock and Non Qualified Stock Options (“NQSOs”) for the purchase of 229,494 shares of Common Stock to Executive Officers and Directors under the 2008 Stock Option Plan in July 2009.  Options are generally granted to regular full-time employees and officers except to our CEO.

In 2009, the Compensation and Benefits Committee granted the first option to Thomas J. Shaw, our CEO, which option grant was approved by the shareholders later that year.  The option was granted outside of any plan and was for the purchase of 3,000,000 shares of Common Stock.

If stock options are to be issued, Management prepares a proposal to the Compensation and Benefits Committee.  Considerations by Management in its initial proposal in determining a suitable aggregate fair market value of options to be granted include our financial condition, the number of options already outstanding, and the benefit to the non-executive officer employees.  The proposal includes information relating to the expected expense of such grants to be recognized by us, the approximate number of options to be issued, the number of options currently outstanding, the employees to be included, the amount of stock currently outstanding, and the method under which the options would be awarded.

Once the dollar amount of options to be granted is approved by the Compensation and Benefits Committee, Management begins determining the aggregate number of shares underlying options that can be granted under such approval (based on the fair value of an option for the purchase of one underlying share).  Factors included in the determination of the value of an option grant for the purchase of one share include current market price of the Company’s stock, the proposed exercise price, the proposed expiration date, the volatility of the Company’s stock, and the risk free rate.  We may retain an independent outside consultant to determine such value.  In the past we have utilized the Black-Scholes model as well as the binomial model, but we may use other methods in the future as more appropriate methods are developed.

Management provides the Compensation and Benefits Committee with a proposal regarding option grants to executive officers.  If the recommendation is acceptable, the committee grants the options.  If the committee feels changes are merited, it grants options on its own terms.

With regard to many past grants, after the aggregate number of shares underlying the options to be granted was determined, we allocated the options to our various departments using a factor based on their annual compensation times their performance rating.  The individual employee’s allocation factor was the numerator of a fraction.  The denominator was the department’s sum of all factors (annual compensation times performance ratings of all the eligible employees).  The resulting fraction was multiplied by the stock options to be awarded to determine the employee’s individual portion of the aggregate approved options.  Future grants may be based on the value of contributions to the Company and not necessarily pursuant to any formula.

The allocation may be further reviewed by each department’s management if they believed certain employees were not awarded an appropriate number of options. Management would consider any suggestions.

Each stock option grant to employees allows the employee to acquire shares of Common Stock at a fixed price per share (never less than the closing stock price of the Common Stock on the date of grant) for a fixed period (usually ten years).  With regard to grants prior to 2009, each option generally became exercisable after three years, contingent upon the employee’s continued employment with us.  The exceptions include options issued to Officers and Directors pursuant to the Exchange Offer, which vested immediately for non-employee Directors and after one year for employees (including employee Directors) and options granted in 2009 which vested in one year for executive officers and immediately for non-employee Directors.  Accordingly, generally stock option grants will provide a return to the employee only if the employee remains employed by us during the vesting period, and then only if the market price of the underlying Common Stock appreciates.  Future grants may vest over a shorter or longer period.

How Each Compensation Element and Decision Fits Into Overall Compensation Objectives

Our Compensation Program is intended to accomplish the following objectives: 1) attract and retain highly talented and productive executive officers; 2) provide incentives and rewards for superior performance by the executive officers; and 3) align the interests of executive officers with the interests of our stockholders.

We ensure, through periodic retention of compensation consulting experts to provide a benchmark analysis of industry compensation, that overall compensation is sufficient to attract and retain highly talented and productive executive officers.  We pay the bulk of our compensation in the form of cash compensation due to the fact that competing in an anti-competitive environment means that results will not always be commensurate with performance.  We believe that the performance of our executives has been outstanding.  We believe this is especially true given the anti-competitive environment in which we operate.  Bonuses are granted occasionally to recognize extraordinary performance and/or extraordinary job requirements.  We believe this approach and weighting of compensation elements is necessary to retain our executive talent due to the environment in which we operate.

Periodically, we grant stock options with the intent to provide both an incentive and reward to executive officers for long-term performance and to align the interests of our employees with that of the shareholders.

Allocation Between Long-Term/Current and Between Cash/Non-Cash Compensation

All of our long-term compensation consists of non-cash compensation in the form of stock options.  We believe that the granting of stock options incentivizes executives to maximize our long-term strengths as well as our stock price.  However, because we are operating in a monopolistic environment and our stock price has little relationship with our performance, the most significant component of compensation is base salary and not stock options.  Management is incentivized to maximize shareholder value and will be rewarded if they do so.  However, a significant base salary enables us to retain this competent Management despite the current inability to provide valuable equity incentives.

How Determinations Are Made as to When Awards Are Granted

Generally, option awards to executive officers are granted by the Compensation and Benefits Committee and for others are granted at the discretion of the Board after recommendation of the Compensation and Benefits Committee or on the committee’s own initiative.  No awards are granted if the Compensation and Benefits Committee does not support a recommendation.

Unfortunately, our stock price does not always react as expected to our achievements.  Accordingly, at times, options have been granted to aid in retaining competent and experienced executives without regard to the then current stock price.  However, such options always have exercise prices that are at or above fair market value on the date of grant.

In addition, there is no relationship between the date of grant of options and our possession of material non-public information (i.e., we grant options without regard to whether or not we are in possession of material non-public information as we usually are in possession of such information).  Furthermore, it is our policy with regard to options that (although the options could be exercised) the underlying shares could not be sold into the market while the executive was in possession of material non-public information under our insider trading policy.  Accordingly, we believe that there is minimal risk of the executive profiting from such material nonpublic information.

What Specific Items of Corporate Performance Are Taken Into Account in Setting Compensation Policies and Making Compensation Decisions

Cash reserves as well as trends in sales and costs are taken into account when considering the advisability of increasing base salaries or granting cash bonuses.  However, no specific items of corporate performance are taken into account in setting executive compensation due to the fact that we compete in a monopolistic environment and, therefore, significant achievement or performance is not always correlated with corporate results.  At such times that any of these factors make it inadvisable to increase salaries or grant bonuses as advisable, then consideration is given to increasing option awards taking into account the value of prior option awards.

Awards are granted on the basis of historical performance.  Accordingly, there is no discretion to change the awards once granted.

How Compensation Reflects Individual Performance

Executive compensation is not based on the individual’s contribution to specific, quantitative corporate objectives due to the fact that we compete in a monopolistic environment.  However, the individual’s contribution to our performance is determined pursuant to qualitative factors as discussed above under “How We Determine the Amount or Formula for Payment in Light of Our Objectives.”

Factors We Consider in Determining to Change Compensation Materially

We consider our cash position, current liquidity trends, and the short-term and long-term needs for cash reserves (especially in light of the hostile environment in which we operate) when evaluating whether we can change compensation materially at a given time.

On an individual-by-individual basis, we also consider the value of past option compensation, the competitiveness of that individual’s base salary, and that individual’s contribution to our goals.

The Impact of the Accounting and Tax Treatments of Our Types of Compensation

Stock options granted to executives and other employees are expensed for accounting purposes under the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification.  We expense all of our option costs as we do the costs of salaries and any periodic bonuses.  Accordingly, the impact of tax treatment of various compensation forms does not impact our compensation decisions.  Stock option expense is not recognized for tax purposes, except in the case of non-qualified stock options.  For non-qualified stock options, the intrinsic value of the option is recognized when the option is exercised.

Our Policy Regarding Stock Ownership and Hedging

We do not have a policy regarding stock ownership by executive officers.  We prohibit certain stock transactions by employees and Directors, including:

1.	Purchases and sales of our stock within a six month period;

2.	Short sales; and

3.	Transactions in puts, calls, or other derivative securities involving our stock.

Furthermore, employees and Directors are required to pre-clear any hedging transactions.

Benchmarking of Our Compensation Program

In 2003, we hired Trinity Executive Recruiters, Inc. to assist us in providing benchmarks for the salary component of executive compensation by similarly sized companies in similar industries for persons that hold positions which are currently fulfilled by various members of our executive team.  These benchmarks at least support existing executive compensation.

The Role of Our Executives and Directors in Determining Compensation

Management establishes the initial recommendations regarding compensation for all employees, including themselves.  The Compensation and Benefits Committee reviews executive compensation changes and the process by which the employees are compensated.

Compensation Pursuant to Employment Agreement

We have an Employment Agreement with Mr. Thomas J. Shaw which was modified effective January 1, 2008 to avoid adverse tax consequences to Mr. Shaw created by the passage of the American Jobs Creation Act of 2004.  No other executives or Directors are compensated pursuant to employment agreements.

Our Employment Agreement with Mr. Shaw (the “Employment Agreement”) provides for an initial period of three years which ended December 31, 2010 and automatically and continuously renews for consecutive two-year periods.  The Employment Agreement is terminable either by us or Mr. Shaw upon 30 days’ written notice or upon Mr. Shaw’s death.

The Employment Agreement provides for an annual salary of at least $416,399.88 with an annual salary increase equal to no less than the percentage increase in the CPI over the prior year.  The Employment Agreement requires that Mr. Shaw’s salary be reviewed by the Compensation and Benefits Committee annually, which shall make such increases as it considers appropriate.  Mr. Shaw took a 10% salary cut in August of 2009, along with all other executive officers and other employees earning over a certain salary.  In 2010, Mr. Shaw received $41,681.64 to offset his salary reductions through August 20, 2010.  In 2011, the Compensation and Benefits Committee increased his salary by $6,421 over his 2010 salary.

Under the Employment Agreement, we are obligated to provide certain benefits, including, but not limited to, participation in qualified pension plan and profit-sharing plans, participation in the Company’s Cafeteria Plan and other such insurance benefits provided to other executives, paid vacation, and sick leave.  We are also obligated to furnish him with a cellular telephone and suitable office space as well as reimburse him for any reasonable and necessary out of pocket travel and entertainment expenses incurred by him in carrying out his duties and responsibilities, membership dues to professional organizations, and any business-related seminars and conferences.

Pursuant to the Employment Agreement, we are obligated to indemnify Mr. Shaw for all legal expenses, court costs, and all liabilities incurred in connection with any proceeding involving him by reason of his being an officer, employee, or agent of the Company.  We are further obligated to pay reasonable attorney fees and expenses and court and other costs associated with his defense in the event that, in Mr. Shaw’s sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.

Upon his death, Mr. Shaw’s estate shall be entitled to his salary through the date of death, applicable benefits, and reimbursement of expenses.

We have the right to terminate the Employment Agreement if Mr. Shaw incurs a permanent disability during the term of his employment.  A permanent disability means that Mr. Shaw is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.  Mr. Shaw shall also be deemed to be disabled if he is determined to be totally disabled by the Social Security Administration.

In such event, Mr. Shaw is entitled to his salary through the date of termination, reimbursement of expenses, and salary for a period of 24 months as well as applicable benefits.

Mr. Shaw’s employment may be terminated for cause which is defined to be conviction of a felony which is materially detrimental to the Company, proof, as determined finally by a court of competent jurisdiction of the gross negligence or willful misconduct which is materially detrimental to the company or proof, as determined finally by a court of competent jurisdiction, of a breach of a fiduciary duty which is materially detrimental to the Company.  In such event, he shall be entitled to his salary through the date of termination plus reimbursement of expenses.

If Mr. Shaw is terminated without cause and not at his implicit request, Mr. Shaw shall be entitled to his salary through the date of termination, reimbursement of expenses, his salary for 24 months, as well as applicable benefits.

If Mr. Shaw resigns (other than because of a change in control), he is entitled to his salary through the date of termination, reimbursement of expenses, salary for 90 days, and applicable benefits.

Mr. Shaw has the right under this agreement to resign in the event that there is a change in control.  A “Change of Control” shall be deemed to have occurred on either of the following dates: (i) the date any one person (other than Mr. Shaw), or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total possible voting power of the stock of the Company (assuming the immediate conversion of all then outstanding convertible preferred stock) or (ii) the date a majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.  Mr. Shaw further has the right to resign if there is a change in ownership.  A change in ownership is defined to have occurred on the date that any one person (other than Mr. Shaw) or more than one person acting as a group acquires ownership of the Company’s stock that, together with the stock previously held by such person or group, constitutes more than 50% of the total fair market value or total voting power (assuming the immediate conversion of all then outstanding convertible preferred stock) of the Company.  In such event Mr. Shaw is entitled to salary through the date of termination, salary for 24 months, reimbursement of expenses, and applicable benefits.

Mr. Shaw’s commitment to the Company may not be construed as preventing him from participating in other businesses or from investing his personal assets as may require occasional or incidental time in the management, conservation, and protection of such investments provided such investments or businesses cannot be construed as being competitive or in conflict with the business of the Company.

Mr. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control or ownership.

SUMMARY OF TOTAL COMPENSATION

The following Summary Compensation Table sets forth the total compensation paid or accrued by us over the past three fiscal years to or for the account of the principal executive officer, the principal financial officer, and the three highest paid additional executive officers:

SUMMARY COMPENSATION TABLE FOR 2008-2010

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Thomas J. Shaw	2008	416,548	—	—	4,600	421,148
President and CEO	2009	399,887	—	1,762,500	4,808	2,167,195
(principal executive officer)	2010	427,854	—	—	—	427,854

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Michele M. Larios	2008	350,540	—	6,843	4,600	361,983
Vice President,	2009	336,676	—	89,858	4,047	430,581
General Counsel	2010	350,051	200,000	—	—	550,051

Douglas W. Cowan	2008	290,000	—	6,460	4,600	301,060
Vice President, CFO	2009	278,289	—	57,575	3,346	339,210
(principal financial officer, principal accounting officer)	2010	290,406	35,000	—	—	325,406

Steven R. Wisner	2008	290,020	—	6,694	4,600	301,314
Executive Vice President,	2009	278,289	—	13,806	3,123	295,218
Engineering and Production	2010	290,000	15,000	—	—	305,000

Russell B. Kuhlman	2008	140,000	—	4,019	2,800	146,819
Vice President, Sales	2009	133,769	—	14,688	1,606	150,063
	2010	139,992	5,000	—	—	144,992

(1)           The following amounts included in the Salary column represent nonrecurring payments made to offset salary reductions, as described above in the COMPENSATION DISCUSSION AND ANALYSIS under the subheading Base Salary: for Thomas J. Shaw, $41,682; for Douglas W. Cowan, $29,000; for Steven R. Wisner, $29,000; for Michele M. Larios, $35,000; and for Russell B. Kuhlman, $10,098.

(2)           Except for the option granted to Mr. Shaw, all options issued during or after 2008 were granted under the 2008 Stock Option Plan.  Options issued prior to 2008 were issued under either the 1996 Incentive Stock Option Plan, the 1996 Stock Option Plan for Directors and Other Individuals, or under the 1999 Stock Option Plan.  The employees who had such options were permitted to exchange them for options granted under the 2008 Stock Option Plan pursuant to an Exchange Offer in 2008.

Option award expense for 2008 is that portion of the fair value of the options issued under the Exchange Offer in 2008.  The expense for the options issued under the Exchange Offer was fully amortized in 2009.  The fair value of each 2008 option grant was estimated on the date of grant using the binomial option pricing model with the following weighted average assumptions used for grants in 2008: no dividend yield; expected volatility of 67.53%; risk free interest rate of 2.83%; and an expected life of 8.61 to 8.69 years.  The options were issued under the 2008 Stock Option Plan, a copy of which Plan was filed as Appendix B to our definitive Schedule 14A filed on August 19, 2008.

The fair value of each 2009 grant is estimated on the date of the grant using the Black-Scholes pricing model with the following weighted average assumptions used for grants in 2009:  expected volatility of 67.53%, risk free interest rate of 3.35%, and an expected life of 8.61 to 8.69 years.  Other than the options issued to Mr. Shaw, the options were issued under the 2008 Stock Option Plan.

No options were granted in 2010.

The expected life and forfeiture rate assumptions are based on the vesting period for each option grant and expected exercise behavior.  The assumptions for expected volatility and dividend yield are based on recent historical experience.  Risk-free interest rates are set using grant-date U.S. Treasury yield curves for the same periods as the expected term.

(3)           This amount was compensation pursuant to our matching contributions to the 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Please see Compensation Pursuant to Employment Agreement above and POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL below for terms of our only employment agreement in effect.

For each Named Executive Officer, salary and bonus represent 100% of total compensation for 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following Outstanding Equity Awards at 2010 Fiscal Year-End Table sets forth information regarding unexercised options held by the principal executive officer, the principal financial officer, and the three highest paid additional executive officers as of December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date

Thomas J. Shaw	3,000,000	0.81	7-15-19
President, CEO
(principal executive officer)

Michele M. Larios	97,050	1.30	11-18-18
Vice President,	152,950	0.81	7-15-19
General Counsel

Douglas W. Cowan	102,000	1.30	11-18-18
Vice President, CFO	98,000	0.81	7-15-19
(principal financial officer, principal accounting officer)

Steven R. Wisner	100,700	1.30	11-18-18
Executive Vice President,	23,500	0.81	7-15-19
Engineering and Production

Russell B. Kuhlman	63,450	1.30	11-18-18
Vice President, Sales	25,000	0.81	7-15-19

PENSION BENEFITS

We do not have a pension plan other than the 401(k) plan which is available to all employees the first of the month after 90 days of service.

401(k) Plan

We implemented an employee savings and retirement plan (the “401(k) Plan”) in 2005 that is intended to be a tax-qualified plan covering substantially all employees.  Under the terms of the 401(k) Plan, employees may elect to contribute up to 88% of their compensation, or the statutory prescribed limit, if less.  We may, at our discretion, match employee contributions.  We made matching contributions of $0, $76,643, and $122,000 in 2010, 2009, and 2008, respectively.  Of these matching contributions, $0, $16,930, and $21,095 were to executive officers in 2010, 2009, and 2008, respectively.  We suspended matching contributions beginning August 1, 2009 until further notice.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table identifies the types and amounts of payments that shall be made to Mr. Thomas Shaw, our CEO, in the event of a termination of his employment or a change in control per his Employment Agreement.  Such payments shall be made by us and shall be one-time, lump sum payments except as indicated below.

SUMMARY OF PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

ASSUMING OCCURRENCE AS OF DECEMBER 31, 2010(1)

Payment Triggering Event	Salary Through Trigger Event Date	Amounts Owed Under Benefit Plans(2)	Reimbursement of Expenses	Undiscounted Salary For a Period of 24 Months	Payment Equal to 90 Days’ Salary	Value of Payments(3)
Death	x	x	x	—	—	—

Disability	x	x	x	772,344	—	772,344

Termination With Cause	x	—	x	—	—	—

Termination Without Cause	x	x	x	772,344	—	772,344

Resignation (Other Than After a Change in Control)	x	x	x	—	96,543	772,344

Resignation (After a Change in Control)	x	x	x	772,344	—	772,344

(1)           The above payments would be paid under Mr. Shaw’s agreement at certain times.  Any payments arising as a result of disability or resignation would be paid not sooner than six months and one day from the termination date but not later than seven months from the termination date.  Any payments arising as a result of death would be paid no later than the 90th day following the death.  Payments arising as a result of termination with cause or termination without cause would be paid not later than the 30th day following the date of termination except that any amount due in excess of an amount equal to the lesser of two times annual compensation or two times the limit on compensation under section 401(17) of the Internal Revenue Code of 1986 such amount in excess shall be paid no earlier than six months and one day after the date of termination but in no event later than seven months after the date of termination.  Under Mr. Shaw’s agreement, Mr. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control.  However, it is not clear that the above payments are conditioned on the performance of these contractual obligations.

(2)           Mr. Shaw participates in our benefit plans which do not discriminate in scope, terms, or operation in favor of executive officers.  Such plans are generally available to all salaried employees.  Accordingly, the value of such payments is not included in the “Value of Payments” column.

(3)           This value does not include payments under our benefit plans for reasons set forth in footnote 2 above.  In addition, this value assumes that the triggering event occurred on December 31, 2010.  Authorized payments under the Employment Agreement are also capped to one dollar less than the amount that would cause Mr. Shaw to be the recipient of a parachute payment under Section 280G(b) of the Internal Revenue Code.

COMPENSATION OF DIRECTORS

The following table identifies the types and amounts of compensation earned by our Directors (with the exception of those that are named Executive Officers as described in footnote 1 to the table) in the last Fiscal Year:

DIRECTOR COMPENSATION TABLE FOR 2010

Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(2)		Total ($)
Marco Laterza	$3,500	$20,000		$23,500
Amy Mack	$2,500	$40,350	(3)$	42,850
Marwan Saker	$3,500	$20,000		$23,500
Clarence Zierhut	$3,500	$20,000		$23,500

(1)           Thomas J. Shaw, Douglas W. Cowan, and Steven Wisner are Named Executive Officers who are also Directors.  Their compensation is reflected in the Summary Compensation and other tables presented earlier.

(2)           Each of the non-employee Directors was paid a one-time payment of $20,000 in September 2010 for his or her service to the Company.

(3)           Of this amount, Ms. Mack’s company was paid $20,350 for participating in clinical trials in 2010.

Narrative Explanation of Director Compensation Table for 2010

In 2010 we paid each non-employee Director a fee of $500 per meeting and reimbursed travel expenses.  We have granted to each Director stock options for Common Stock.  We do not pay any additional amounts for committee participation or special assignment.

Each of the non-employee Directors was paid a one-time payment of $20,000 in September 2010 for his or her service to the Company.  We have never before issued such a payment to our non-employee Directors and have no plans to do so again in the future.

Generally, employee Directors are compensated on an at-will basis as discussed in the COMPENSATION DISCUSSION AND ANALYSIS.  However, one employee, Mr. Thomas J. Shaw, our President and CEO, is compensated pursuant to an employment agreement.  Please see “Compensation Pursuant to Employment Agreement”, set forth above for an in depth summary of the terms of such agreement.

Compensation Committee Interlocks and Insider Participation

The Compensation and Benefits Committee is currently composed of Clarence Zierhut and Marco Laterza, and Amy Mack.  Each of these members of this committee is an independent Board member and none have ever been employees of the Company.

There are no interlocking Directors or executive officers between us and any other company.  Accordingly, none of our executive officers or Directors served as a Director or executive officer for another entity whose executive officers or Directors served on our Board of Directors.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We do not believe that risk-taking incentives are created by our compensation policies.  We do not have business units.  We believe that our compensation expense is a reasonable percentage of revenues overall.  We have not set specific performance criteria for the award of bonuses.  Salaries and bonuses, if any, are awarded based on skill, experience, and our overall revenues.  Non-cash awards to employees are made periodically in the form of stock options, which we believe align the employees’ interests with those of stockholders.  We review our compensation policies and practices as they relate to risk management objectives if compensation amounts are materially amended or if our risk profile changes.  No changes to our compensation policies and practices have been implemented as a result of changes to our risk profile.

ACCOUNTING MATTERS

CF & Co. has been selected again as our independent accountants for the year ending December 31, 2011.  A representative of CF & Co. will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The CF & Co. representative will be available to respond to appropriate shareholder questions at that time.

AUDIT FEES

The aggregate fees billed by CF & Co. for professional services rendered for the audit of our annual financial statements for 2010 and 2009 and the reviews of the financial statements included in our Forms 10-Q or services normally provided by the accountant in connection with statutory and regulatory filings for those fiscal years were $193,300 and $273,935, respectively.

AUDIT RELATED FEES

The aggregate fees billed by CF & Co. for professional services rendered for the audit of our 401(k) plan for 2010 and 2009 were $13,520 and $11,500, respectively.

TAX FEES

The aggregate fees billed by CF & Co. for preparation of federal and state income tax returns and tax consulting costs related to notices from taxing authorities for 2010 and 2009 were $65,438 and $64,929, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

The engagement of CF & Co. was entered into pursuant to the approval policies and procedures of the Audit Committee.  Before CF & Co. was engaged to render services the engagement was approved by the Audit Committee.  The engagement is for audit and tax services which were detailed separately.  The Audit Committee implemented its approval procedures, i.e., they were not delegated to any other party.  All of the services provided were pre-approved by the Audit Committee.

DELIVERY OF SINGLE OR MULTIPLE SETS OF DOCUMENTS TO ONE HOUSEHOLD

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to receive individual copies. This will reduce our printing costs and postage fees.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, and you would like to receive only a single copy of the annual report or proxy statement for your household, please contact Douglas W. Cowan, 511 Lobo Lane, Little Elm, Texas 75068, (888) 806-2626.

If you participate in householding and would like to receive a separate copy of our annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

ANNUAL REPORT ON FORM 10-K AND FORM 10-K/A

The Company will provide, without charge, to each person solicited, upon the written or oral request of any such person, a copy of our annual report on Form 10-K and Form 10-K/A for the most recent fiscal year, including the financial statements and the financial statement schedules (as well as exhibits).  Such requests should be submitted to Mr. Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, P.O. Box 9, Little Elm, Texas 75068-0009, (888) 806-2626.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2012 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws.  To be timely under Rule 14a-8, they must be received by our Corporate Secretary, Michele Larios, at 511 Lobo Lane, Little Elm, Texas 75068-0009, by April 1, 2012.

If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at the annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary at least 45 days prior to the anniversary of the mailing date of the most recent annual meeting.  For our 2012 Annual Meeting, notice must be given by June 15, 2012, and must comply with certain other requirements contained in our bylaws, as well as all applicable statutes and regulations. Proposals received after this date will be considered untimely and may not, in the Board of Directors discretion, be addressed at the next annual meeting.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2012

A shareholder may nominate a person, on their own initiative, for consideration for recommendation by the Board to the shareholders in our Proxy Statement for the 2012 annual meeting.  Such notice must be received by April 1, 2012 and must set forth:

1.             The name and address of the shareholder making the nomination and of the person to be nominated;

2.             A representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting (specifying the number of shares beneficially held) and intends to appear in person or by proxy at the meeting;

3.             A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder and any material interest of the shareholder in making the nomination;

4.             Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Commission; and

5.             The consent of the nominee to serve as a Director if so recommended by the Board and duly elected at the annual meeting by the shareholders.

We evaluate Director nominees recommended by shareholders in the same manner in which we evaluate other Director nominees.  Please see “CORPORATE GOVERNANCE-NOMINATING COMMITTEE-Director Nomination Policies” for a description of the consideration given to shareholder recommended nominees.

Appendix A

FORM OF PROXY CARD

RETRACTABLE TECHNOLOGIES, INC. 511 LOBO LANE LITTLE ELM, TX 75068-0009

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Retractable Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Retractable Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS.
DETACH AND RETURN THIS PORTION ONLY.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RETRACTABLE TECHNOLOGIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN THE ELECTION OF CLASS 1 DIRECTORS			☐	☐	☐

Vote on Directors

1. ELECTION OF THREE CLASS 1 DIRECTORS:
Nominees:
01) Steven R. Wisner
02) Marco Laterza
03) Amy Mack

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all their said proxies and their substitutes may do by virtue hereof.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

It is understood that, when properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED “FOR ALL” IN THE ELECTION OF CLASS 1 DIRECTORS. IF THE PROXY IS EXECUTED IN SUCH A MANNER SO AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR SUCH NOMINEE.

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

To obtain information about voting in person, please call the Company at (888) 806-2626.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

RETRACTABLE TECHNOLOGIES, INC.

SEPTEMBER 9, 2011

COMMON STOCK

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The proxy materials including the Notice and Proxy Statement and Form 10-K and Form 10-K/A are available at www.proxyvote.com.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY FOR COMMON STOCK
RETRACTABLE TECHNOLOGIES, INC.
511 Lobo Lane
Little Elm, Texas 75068-0009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Retractable Technologies, Inc. (the “Company”) to be held on September 9, 2011, at 10:00 a.m., Central time, at the Little Elm Town Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068 (the “Annual Meeting”), and the Proxy Statement in connection therewith, and appoints Thomas J. Shaw and Steven R. Wisner, and each of them, individually, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned as of the close of business on July 11, 2011, at the Annual Meeting or any adjournment or postponement thereof.

At the Annual Meeting, the following matter proposed by the Company’s Board of Directors will be voted on by the holders of Common Stock:

Election of three Class 1 Directors

The matters to be voted on are not related to or conditioned on the approval of other matters.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

A-2